                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                 SEPTEMBER 1998

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TOTAL TRUST PERFORMANCE                         APRIL 1998                   MAY 1998                       JUNE 1998
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TOTAL ENDING BALANCE:                      2,101,025,116               2,101,288,165                  2,104,387,307
ENDING PRINCIPAL BALANCE:                  2,022,641,103               2,023,741,118                  2,028,389,222
ENDING NON-PRINCIPAL BALANCE:                 78,384,012                  77,547,047                     75,998,085

INVESTOR PERCENTAGE:                              73.76%                      73.11%                         73.07%

YIELD:                                        38,256,572      22.90%      38,531,054          22.86%     40,346,796        23.92%

CHARGE-OFFS:                                  (8,630,229)     -5.17%      (8,715,586)         -5.17%     (8,470,787)       -5.02%

NET YIELD: (YIELD - C/O)                                      17.73%                          17.69%                       18.90%

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SERIES 1996-1                                   APRIL 1998                   MAY 1998                        JUNE 1998
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 Month-End Investor Balance                1,115,151,821               1,115,151,821                  1,115,151,821
 Investor Percentage                              55.62%                      55.13%                         55.10%
 THREE-MONTH-AVG EXCESS SERVICING                              9.75%                          10.29%                       10.17%

Yield:                                        21,279,326      22.90%      21,243,499          22.86%     22,232,489        23.92%

 Charge-Offs                                  (4,800,364)     -5.17%      (4,805,203)         -5.17%     (4,667,699)       -5.02%
 Certificate Interest                         (5,454,367)     -5.87%      (5,636,179)         -6.07%     (5,454,367)       -5.87%
 Servicing Fee                                (1,858,586)     -2.00%      (1,858,586)         -2.00%     (1,858,586)       -2.00%

EXCESS SERVICING:                              9,166,009       9.86%       8,943,531           9.62%     10,251,837        11.03%
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SERIES 1996-2                                   APRIL 1998                   MAY 1998                        JUNE 1998
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 Month-End Investor Balance                  363,636,975                 363,636,975                    363,636,975
 Investor Percentage                              18.14%                      17.98%                         17.97%
 THREE-MONTH-AVG EXCESS SERVICING                              9.78%                          10.27%                       10.34%

Yield:                                         6,944,945      22.92%       6,933,433          22.88%      7,255,779        23.94%

 Charge-Offs                                  (1,565,338)     -5.17%      (1,566,916)         -5.17%     (1,522,078)       -5.02%
 Certificate Interest                         (1,734,031)     -5.72%      (1,907,435)         -6.29%     (1,618,297)       -5.34%
 Servicing Fee                                  (606,062)     -2.00%        (606,062)         -2.00%       (606,062)       -2.00%

EXCESS SERVICING:                              3,039,514      10.03%       2,853,021           9.41%      3,509,342        11.58%
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TOTAL TRUST PERFORMANCE                          JULY 1998               AUGUST 1998                  SEPTEMBER 1998
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TOTAL ENDING BALANCE:                     2,112,197,281              2,101,972,752               2,109,300,326
ENDING PRINCIPAL BALANCE:                 2,036,541,506              2,027,631,007               2,032,994,109
ENDING NON-PRINCIPAL BALANCE:                75,655,775                 74,341,746                  76,306,217

INVESTOR PERCENTAGE:                             72.90%                     67.08%                      61.77%

YIELD:                                       39,166,321   23.17%        40,424,892      23.82%      36,776,996        21.77%

CHARGE-OFFS:                                 (8,077,465)  -4.78%        (7,576,784)     -4.46%      (7,640,765)       -4.52%

NET YIELD: (YIELD - C/O)                                  18.39%                        19.36%                        17.24%

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SERIES 1996-1                                     JULY 1998              AUGUST 1998                      SEPTEMBER 1998
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 Month-End Investor Balance               1,115,151,821              1,115,151,821               1,115,151,821
 Investor Percentage                             54.98%                     54.76%                      55.00%
 THREE-MONTH-AVG EXCESS SERVICING                         10.20%                        10.89%                        10.36%

Yield:                                       21,532,551   23.17%        22,135,513      23.82%      20,226,527        21.77%

 Charge-Offs                                 (4,440,765)  -4.78%        (4,148,830)     -4.46%      (4,202,250)       -4.52%
 Certificate Interest                        (5,999,804)  -6.46%        (5,258,523)     -5.66%      (5,392,652)       -5.80%
 Servicing Fee                               (1,858,586)  -2.00%        (1,858,586)     -2.00%      (1,858,586)       -2.00%

EXCESS SERVICING:                             9,233,396    9.94%        10,869,574      11.70%       8,773,038         9.44%
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SERIES 1996-2                                     JULY 1998              AUGUST 1998                      SEPTEMBER 1998
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 Month-End Investor Balance                 251,031,912                137,251,868                  35,455,110
 Investor Percentage                             17.93%                     12.33%                       6.77%
 THREE-MONTH-AVG EXCESS SERVICING                         10.56%                        11.20%                        10.82%

Yield:                                        7,027,577   23.19%         4,989,127      23.85%       2,493,705        21.80%

 Charge-Offs                                 (1,448,078)  -4.78%          (933,943)     -4.46%        (517,209)       -4.52%
 Certificate Interest                        (1,734,478)  -5.72%        (1,722,344)     -6.07%        (142,208)       -4.81%
 Servicing Fee                                 (606,062)  -2.00%          (418,387)     -2.00%        (228,753)       -2.00%

EXCESS SERVICING:                             3,238,960   10.69%         1,914,453      11.32%       1,605,535        10.47%
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  Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.